EXHIBIT 10.25.1.

                                 PROMISSORY NOTE
                                 ---------------

$3,375,000                                                          July 1, 2001

         For value received, the undersigned, GREENBRIAR CORPORATION, having an address at Centura Tower I, Suite 650, 14185 Dallas Parkway, Dallas, Texas 75240 (hereinafter referred to as "MAKER"), promises to pay to the order of SYLVIA M. GILLEY, at 6211 Georgian Court, Dallas, Texas 75240 (hereinafter collectively referred to as "HOLDER"), the principal amount of THREE MILLION THREE HUNDRED SEVENTY FIVE THOUSAND ($3,375,000) DOLLARS, together with interest on the unpaid principal balance thereof at the rate of TEN (10%) percent per annum. All accrued and unpaid interest on this Note shall be due and payable, and must be received by Holder, on October 1, 2001 and on the first day of every three months thereafter. Notwithstanding any provision to the contrary in this Note, payment of principal and interest of this Note is to be made only if and to the extent that payment of a distribution to stockholders of Greenbriar Corporation could then be made pursuant to NRS 78.288. Maker may prepay this Note in full or in part at any time, without premium or penalty. The entire outstanding balance evidenced by this Note, including, without limitation, all unpaid interest and any other amounts that may be due hereunder, shall be due and payable in full on the date which is TWO (2) YEARS from the date hereof. All payments hereunder shall be applied first to: (i) any amounts due hereunder other than for interest or principal, then (ii) to accrued and unpaid interest and then (iii) to principal.

         Notwithstanding any provision to the contrary in this Note, the total obligation for payments which are legally regarded as interest shall not exceed the maximum limits imposed by applicable state and federal laws in effect on the date hereof, and no payment shall be made hereunder if such payment would otherwise violate any other provision of any applicable State or Federal law. If any payment in excess of said limits is provided for, or shall be adjudicated to be provided for, in this Note then, in any such event: (i) the provisions of this paragraph shall govern and control and supersede every other provision of this Note, (ii) neither Maker nor its successors, legal representatives or assigns, nor any other party liable for the payment of any sum due pursuant to this Note shall be obligated to pay such amount to the extent that it is in excess of the maximum amount or otherwise not permitted by law, (iii) any such excess interest or other payment which may have been collected shall, at the option of the Holder (unless otherwise required by law), either be applied as a credit against the then unpaid principal amount of this Note or refunded to Maker, and (iv) the effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under any applicable State or Federal laws in effect on the date hereof.

         If Maker fails to promptly pay any amount required to be paid by this Note when DEMANDED, and the same is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through probate, bankruptcy or other judicial proceedings, or any other costs are incurred by Holder in connection with the collection of the same, then Maker agrees and promises to pay all such costs of collection, including reasonable attorney's fees and court costs, whether or not a lawsuit is brought.


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         Maker waives all notices, demands for payment, presentment for payment, notice of dishonor, notice of protest, protest, and diligence in collection. Maker shall pay Holder all sums which are payable pursuant to the terms of this Note without setoff, recoupment or deduction of any kind. No provision of this Note may be waived, changed, modified, amended or discharged, except by a written agreement which is signed by the party against whom enforcement is sought. Maker hereby irrevocably waives its right to a Jury Trial, submits to the law and jurisdiction of the Courts of the State where this Note is payable and agrees that venue shall lie in the County where this Note is payable.

         IN WITNESS WHEREOF, the Maker has executed this Note, by its duly authorized representative, as of the day and year first above written.

                                          MAKER:
                                                 GREENBRIAR CORPORATION


                                                 By:____________________________
                                                        Gene S. Bertcher,
                                                        Executive Vice President

STATE OF TEXAS    )
                  ) s.s.:
COUNTY OF DALLAS  )


         On the ____ day of June, in the year 2001, before me, the undersigned, a Notary Public in and for said state, personally appeared GENE S. BERTCHER, personally know to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


                                                      __________________________
                                                             Notary Public




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